UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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GLOBALSTAR, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GLOBALSTAR, INC.

461 S. Milpitas Blvd.

Milpitas, California 95035

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held September 23, 2009

Dear Stockholder:

It is my pleasure to invite you to attend the 2009 Annual Meeting of Stockholders of Globalstar, Inc.

The meeting will be held at our headquarters at 461 S. Milpitas Blvd., Milpitas, California 95035 at 10 a.m. on September 23, 2009.  At the meeting, you will be asked to:

(1)  Elect Peter J. Dalton, William A. Hasler and James Monroe III as the three Class C Directors;

(2)  Approve Amendment #1 to our Amended and Restated Certificate of Incorporation to authorize an additional 200,000,000 shares of common stock and create a new class of nonvoting common stock; and

(3)  Consider any other matters that may properly be brought before the meeting.

Your vote is important.  To ensure that your shares are voted at the meeting, we encourage you to act promptly.  Please vote, sign, date and return the enclosed proxy card.

We look forward to seeing you at the meeting.

Sincerely,

James Monroe III
Chairman
Milpitas, California
September , 2009

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on September 23, 2009

The proxy statement and annual report are available at www.globalstar.com.

PROXY STATEMENT

GLOBALSTAR, INC.

Annual Meeting of Stockholders

September 23, 2009

INFORMATION ABOUT THE MEETING, VOTING AND ATTENDANCE

We are sending you this proxy statement and the enclosed proxy card because our Board of Directors (the “Board”) is soliciting your proxy to vote your stock at our 2009 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, stockholders will be asked to elect three Class C Directors; to approve an amendment to our Amended and Restated Certificate of Incorporation; and to consider any other matters that may properly be brought before the meeting.  You are invited to attend the Annual Meeting, where you may vote your stock directly.  However, whether or not you attend the Annual Meeting, you may vote by proxy as described on the next page.

We expect to begin mailing these proxy materials on or about September 4, 2009 to stockholders of record at the close of business on September 1, 2009 (the “Record Date”).

Who Can Vote

Only holders of record of our Common Stock and our Series A Preferred Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting.  On the Record Date, there were [271,578,464] shares of Common Stock outstanding and entitled to vote on an as-converted basis.  Each share of Common Stock that you owned as of the Record Date entitles you to one vote on each matter to be voted on at the Annual Meeting.  Each share of Series A Preferred Stock votes on an as-converted basis.

Shares Held in “Street Name” — If your shares are held in the name of your broker, bank or other nominee on the Record Date, the nominee should be contacting you to seek your instructions on how to vote.  If you do not instruct your nominee before the Annual Meeting as to how you wish to vote, then under currently applicable rules, the nominee will have discretionary authority to vote your shares on the election of directors. If a nominee does not have discretionary voting authority on a matter, the nominee is not permitted to vote on that matter unless it receives voting instructions from you.

Quorum Requirement

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will exist if holders of a majority of the shares of Common Stock entitled to vote at the meeting ([135,789,232] shares) are present in person or by proxy.  Abstentions, broker non-votes and votes withheld from director nominees count as shares of Common Stock present at the meeting for purposes of establishing a quorum.

How to Vote Your Shares Held of Record

If you are a stockholder of record, you can vote before or at the Annual Meeting on the matters to be presented in either of the ways described below.  If you vote by proxy card, you are authorizing the persons named on the enclosed proxy card (the “management proxies”) to vote your stock in the manner you direct.

•                  By Mail — You may vote by completing, signing, dating and returning the enclosed proxy card.  This proxy card must be received by the close of business on September 22, 2009.

•                  In Person — You may come to the Annual Meeting and cast your vote there.

Voting Authority of Management Proxies

If you vote by proxy, the management proxies will vote as directed by you.  If you send in a properly executed proxy card without specific voting instructions, your shares of Common Stock represented by the proxy will be voted as recommended by the Board, namely:

•                  FOR the election of all nominees for director.

•                  FOR the approval of Amendment #1 to the Amended and Restated Certificate of Incorporation.

Our Chairman and controlling stockholder, Mr. Monroe, has informed us that he intends to vote in favor of the two proposals on behalf of himself and the entities he controls.

Other Business — We are not aware of any other matter that is expected to be acted on at the Annual Meeting.

How to Change or Revoke Your Proxy Vote

If you send in a proxy card and later want to change or revoke your vote, you may do so at any time provided that your instructions are received before voting closes.  You may change or revoke your vote in any of the following ways:

•                  by mailing new voting instructions to us on a proxy card with a later date;

•                  by notifying our Secretary in writing (at the address listed at the end of this proxy statement) that you have revoked your proxy; or

•                  by voting in person at the Annual Meeting.

You may use any of these methods to change your vote, regardless of the method used previously to submit your vote.  Representatives of Computershare will count only the most recent vote received and serve as the independent inspectors of election for the meeting.

Method and Cost of Soliciting Proxies

We have asked banks, brokers and other institutions, nominees and fiduciaries to forward our proxy material to beneficial owners and to obtain authority to execute proxies on their behalf, and we will reimburse them for their expenses in doing so.  Proxies also may be solicited by our management, without additional compensation, through the mail, in person, or by telephone or electronic means.

Admission to the Meeting

Admission to the Annual Meeting will be limited to our stockholders of record, persons holding proxies from our stockholders of record and beneficial owners of Common Stock.  If your stock is registered in your name, we will verify your ownership at the meeting in our list of stockholders as of the Record Date.  If your stock is held through a broker or a bank, you must bring to the meeting proof of your ownership of the stock.  This could consist of, for example, a bank or brokerage firm account statement that shows your ownership as of the Record Date or a letter from your bank or broker confirming your ownership as of the Record Date.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table shows (i) the number of shares of Common Stock beneficially owned as of the Record Date by each director and nominee for director, by each executive officer named in the Summary Compensation Table, and by all directors, nominees and executive officers as a group and (ii) all the persons who were known to be beneficial owners of five percent or more of our Common Stock and our Series A Convertible Preferred Stock, our only voting securities, on September 1, 2009 based upon [145,418,680] shares of Common Stock outstanding and [271,578,464] shares outstanding on an as-converted basis as of that date.  Holders of our Common Stock are entitled to one vote per share.  Holders of our Series A Convertible Preferred Stock are entitled to vote on an as-converted basis, subject to certain limitations.

	Amount and Nature of Beneficial Ownership
	Common Stock
Name of Beneficial Owner(1)	Shares	Percent of Class
James Monroe III Globalstar Holdings, LLC Thermo Funding Company LLC Globalstar Satellite, LP(2)	202,579,805	69.9%
Columbia Wanger Asset Management, L.P.(3)	12,786,000	8.8%
Whitebox Advisors, LLC (“WA”), Whitebox Combined Advisors, LLC (“WCA”), Whitebox Combined Partners, L.P. (“WCP”), Whitebox Combined Fund, L.P. (“WCFLP”), Whitebox Combined Fund, Ltd. (“WCFLTD”), Whitebox Convertible Arbitrage Advisors, LLC (“WCAA”), Whitebox Convertible Arbitrage Partners, L.P. (“WCAP”), Whitebox Convertible Arbitrage Fund, L.P. (“WCAFLP”) and Whitebox Convertible Fund, Ltd. (“WCAFLTD”)(4)	8,091,693	5.6%

Peter J. Dalton(5)	420,498	*
William A. Hasler	—	—
Kenneth E. Jones(6)	708,764	*
James F. Lynch(6)	200,000	*
J. Patrick McIntyre(7)	357,983	*
Richard S. Roberts(5)	200,000	*
Fuad Ahmad	43,770	*
Anthony J. Navarra	88,856	*
Steven Bell	33,770	*
Robert D. Miller	23,770	*
All directors and executive officers as a group (15)	204,657,216	70.7%

*Less than 1% of outstanding shares.

(1)

“Beneficial ownership” is a technical term broadly defined by the Securities and Exchange Commission (“SEC”) to mean more than ownership in the usual sense. Stock is “beneficially owned” if a person has or shares the power (a) to vote it or direct its vote or (b) to sell it or direct its sale, even if the person has no financial interest in the stock. Also, stock that a person has the right to acquire within 60 days is considered to be “beneficially owned.”  Unless otherwise noted, each person has full voting and investment power over the stock listed.

(2)

The address of Mr. Monroe, Globalstar Holdings, LLC, Globalstar Satellite, LP and Thermo Funding Company LLC is 1735 Nineteenth Street, Denver, CO 80202. This number includes 38,640,750 shares held by Globalstar Holdings, LLC, 36,631,463 shares held by Thermo Funding Company LLC, 618,558 shares held by Globalstar Satellite, LP, and 515,000 shares held by his trust. Under SEC rules noted in footnote 1, Mr. Monroe also beneficially owns 200,000 shares pursuant to vested options; 126,174,034 shares issuable to Thermo Funding Company upon conversion of our Series A Preferred Stock held by it; 6,333,333 shares issuable to his trust upon conversion of our 8% Convertible Senior Unsecured Notes held by the trust; and 11,751,836 shares issuable to his trust or Thermo Funding Company LLC upon exercise of certain warrants. This would represent approximately 76.2% ownership. The terms of the Series A Preferred Stock and the warrants prohibit conversions and exercises if the resulting ownership for Thermo entities and affiliates would represent 70% or more of our outstanding voting stock. Mr. Monroe controls, either directly or indirectly, each of Globalstar Satellite, LP, Globalstar Holdings, LLC and Thermo Funding Company LLC and, therefore, is deemed the beneficial owner of the Common Stock held by these entities.

(3)

Based on information provided by Columbia Wanger Asset Management, L.P., a registered investment adviser, in Amendment #2 to Schedule 13G filed on February 6, 2009. The address of Columbia Wanger Asset Management, L.P. is 227 W. Monroe Street, Suite 3000, Chicago, IL 60606.

(4)

Based on information provided by WA et al. in a Schedule 13G filed on February 17, 2009. The address of WA, WCA, WCAA, WCFLP and WCAFP is 3033 Excelsior Boulevard, Suite 300, Minneapolis, Minnesota 55416. The address of WCP, WCAP, WCFLTD and WCAFLTD is Trident Chambers, Box 146, Waterfront Drive, Wickhams Cay, Road Town, Tortola, British Virgin Islands. WA has shared voting and investment power with respect to 8,091,693 shares of Common Stock. WCA, WCP, WCFLP and WCFLTD have shared voting and investment power with respect to 4,207,694 shares of Common Stock. WCAA, WCAP, WCAFLP and WCAFLTD have shared voting and investment powers with respect to 3,883,999 shares of Common Stock. The shares of Common Stock include shares of Common Stock which may be issued upon conversion of our 5.75% Convertible Senior Notes due 2028.

(5)	Includes 420,000 shares of Common Stock that he may acquire upon the exercise of currently exercisable stock options.

(6)	Includes 200,000 shares of Common Stock that he may acquire upon the exercise of a currently exercisable stock option.

(7)	Includes 300,000 shares of Common Stock that he may acquire upon the exercise of a currently exercisable stock option.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and Directors and persons who own more than 10% of any class of our equity securities to file forms with the SEC and NASDAQ reporting their ownership and any changes in their ownership of those securities.  These persons also must provide us with copies of these forms when filed.  Based on a review of copies of those forms, our records, and written representations from our Directors and executive officers that no other reports were required, we believe that, except as described below, all Section 16(a) filing requirements were complied with during and for 2008, except for a Form 3 for Martin Nielsen.

DISCUSSION OF PROPOSALS TO BE VOTED ON

PROPOSAL 1:  ELECTION OF DIRECTORS

Our bylaws provide for a Board of seven members.  The Board currently consists of seven members.

Our Board is divided into three classes, with staggered three-year terms.  Each of Class A and B consists of two directors, and Class C consists of three directors.  The terms of the directors of each class expire at the annual meetings of stockholders to be held in 2009 (Class C), 2010 (Class A) and 2011 (Class B).  At each annual meeting of stockholders, one class of directors will be elected for a term of three years to succeed the directors whose terms are expiring.  The current Directors are:  Class A — Richard S. Roberts and J. Patrick McIntyre; Class B — James F. Lynch and Kenneth E. Jones; and Class C — Peter J. Dalton, William A. Hasler and James Monroe III.

Upon recommendation of the Nominating and Governance Committee, the Board has nominated Peter J. Dalton, William A. Hasler and James Monroe III for election as Class C Directors at the Annual Meeting. Each of these nominees has consented to being named in this proxy statement and has agreed to serve if elected.  If you elect them, they will hold office until the annual meeting to be held in 2012 or until their successors have been elected and qualified.  The Board is not aware of any reason why either nominee would be unable to serve as a director if elected. If prior to the Annual Meeting either nominee should become unable to serve as a director, the management proxies may vote for another nominee proposed by the Board, although proxies may not be voted for more than three nominees.  If any director resigns, dies or is otherwise unable to serve out his term, or if the Board increases the number of directors, the Board may fill the vacancy for the balance of that director’s term.  Under our Bylaws, only the Board may fill vacancies on the Board.

Information about Nominees for Director

The nominees for election as Class C Directors are as follows:

Class C

Name, Age, and Tenure As Director	Current Committee Memberships	Current Occupation and Employment Background

Peter J. Dalton Age 65 Director since January 2005	Compensation

Mr. Dalton has served as our Chief Executive Officer since July 2009 and has been chief executive officer of Dalton Partners, Inc., a turnaround management firm, since January 1989. As chief executive officer of Dalton Partners, Inc., Mr. Dalton also has served as chief executive officer and director of a number of its clients. From November 2001 to September 2004, Mr. Dalton served as chief executive officer of Clickhome Reality, Inc., a discount real estate and mortgage company.

William A. Hasler Age 67 Director since July 2009	Audit (Chair)

Mr. Hasler served from 1984 to July 1991 as Vice Chairman of KPMG Peat Marwick, an international public accounting firm, from July 1991 to July 1998 as Dean of the Haas School of Business, University of California, Berkeley, from July 1998 to July 2004 as Co-Chief Executive Officer of Aphton Corp., a biotechnology firm, and from 2003 to 2007 as non-Executive Chairman of Solectron Corp. Mr. Hasler serves a director of DiTech Networks Corp., Harris Stratex Networks, Mission West Properties and the Schwab Funds.

James Monroe III Age 54 Director since December 2003	Compensation (Chair)

Mr. Monroe has served as our Chairman of the Board since April 2004. He was our Chief Executive Officer from January 2005 until July 2009. Since 1984, Mr. Monroe has been the majority owner of a diverse group of privately owned businesses that has operated in the fields of telecommunications, real estate, power generation, industrial equipment distribution, financial services and leasing services and that are sometimes referred to collectively in this proxy statement as “Thermo.” Mr. Monroe controls directly or indirectly Globalstar Holdings, LLC, Globalstar Satellite, LP and Thermo Funding Company LLC.

Information about Continuing Directors

Class A

Name, Age, and Tenure As Director	Current Committee Memberships	Current Occupation and Employment Background

Richard S. Roberts Age 63 Director since April 2004 Term expires in 2010	Nominating and Governance (Chair)

Mr. Roberts has served as our Secretary since April 2004 and as Vice President and General Counsel of Thermo Development Inc., the management company of many Thermo businesses, since June 2002. Prior to that he was a partner of Taft Stettinius & Hollister LLP, a law firm whose principal office is located in Cincinnati, Ohio, for over 20 years. Mr. Roberts is a limited partner of Globalstar Satellite, LP.

J. Patrick McIntyre Age 53 Director since May 2007 Term expires in 2010	Audit; Compensation; Nominating and Governance

Mr. McIntyre has, since June 2009 served as Chief Executive Officer of ET Water, a producer of irrigation control systems, and since February 2007 has served as President and Chief Operating Officer of Lauridsen Group Incorporated, a privately owned holding company that owns and operates numerous businesses involved in the global development, manufacturing and selling of functional proteins to the animal health and nutrition, human health and nutrition, food, diagnostic, life science research, biopharmaceutical, and veterinary vaccine industries. From June 2003 until December 2006, he was Chief Executive Officer of Pure Fishing, a global producer of sport fishing equipment, and Worldwide Managing Director of Pure Fishing from February 1996 until his promotion to Chief Executive Officer.

Class B

Name, Age, and Tenure As Director	Current Committee Memberships	Current Occupation and Employment Background

Kenneth E. Jones Age 62 Director since January 2007 Term Expires in 2011	Audit; Nominating and Governance

Mr. Jones has served as Chairman of Globe Wireless, Inc., a maritime communications business, since 2004. From January 1994 to August 2004, he served as Globe’s chief executive officer. Mr. Jones is also a director of Landec Corp.

James F. Lynch Age 52 Director since December 2003 Term Expires in 2011

Mr. Lynch has been Managing Director of Thermo Capital Partners, L.L.C., a private equity investment firm, since October 2001. Mr. Lynch also served as Chairman of Xspedius Communications, LLC, a competitive local telephone exchange carrier, from January 2005 until its acquisition by Time Warner Telecom in October 2006 and as Chief Executive Officer of Xspedius from August 2005 to March 2006. Mr. Lynch is a limited partner of Globalstar Satellite, LP.

Vote Required to Elect Directors

The three nominees who receive the highest number of votes cast (a plurality) will be elected as directors.  There is no provision for cumulative voting in the election of directors.  If you do not vote for a particular nominee, or if you indicate “withhold authority” to vote for a particular nominee, your vote will not count “for” the nominee.  “Abstentions” and “broker non-votes” will not count as a vote cast with respect to that nominee’s election.  However, as described on page 1, in these cases your vote will be counted for purposes of determining a quorum.

Board Recommendation

The Board recommends that stockholders vote FOR the election of the three Class C directors.

PROPOSAL 2: APPROVAL OF AMENDMENT #1 TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Purposes of the Proposed Increase in Authorized Stock and Create a New Class of Nonvoting Common Stock

As described in further detail in “Reportable Related Party Transactions and Compensation Committee Interlocks and Insider Participation,” we entered into several agreements with Thermo Funding Company LLC, an entity controlled by Mr. Monroe, to meet certain conditions precedent to the funding of our new $586.3 million credit facility.  These agreements resulted in the issuance of convertible preferred stock and warrants that, if converted or exercised, would result in Thermo Funding Company and its affiliates owning more than 70% of our outstanding voting stock.  This level of ownership would trigger change in control provisions in the indenture governing our 5.75% Convertible Senior Notes due 2028 and our 8.00% Convertible Senior Unsecured Notes and the agreement for our credit facility. The agreements with Thermo Funding Company permit us to satisfy conversions or exercises that would cause the ownership to exceed 70% by issuing nonvoting common stock.  Our Amended and Restated Certificate of Incorporation currently does not authorize issuance of nonvoting common stock.  Our Board believes it is in our best interest to have the flexibility to issue nonvoting common stock so our contractual obligations to Thermo Funding Company can be met without causing a change in control under the indenture or facility agreement.  Creating this new class of nonvoting common stock would require us to reserve an equal number of shares of voting common stock.  We must increase the total number of shares of stock authorized for issuance under our Amended and Restated Certificate of Incorporation to provide for enough capital to issue the underlying nonvoting common stock and cover the reserve of voting common stock without adversely effecting our capital structure.

Our Amended and Restated Certificate of Incorporation authorizes 900,000,000 shares of stock, of which 100,000,000 shares are designated for preferred stock and 800,000,000 shares are designated as common stock.  Of this amount, one share of Series A Convertible Preferred Stock and 145,418,680 shares of common stock were issued and outstanding as of August 21, 2009 and another approximately 205.6 million shares of common stock were reserved for issuance under our equity incentive plan and upon the conversion of outstanding preferred stock, warrants and convertible notes.  Certain of the outstanding convertible notes and warrants contain anti-dilution provisions that could increase our reserve obligations. Accordingly, on August 24, 2009, the Board of Directors approved the proposed amendment and authorized and directed the submission for stockholder approval of the proposed amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our stock from 900,000,000 to 1,100,000,000 shares, of which the number of shares designated as voting common stock shall be increased from 800,000,000 to 865,000,000 and the number of shares designated as nonvoting common stock will be 135,000,000.

The proposed increase in authorized stock will make it possible for us to meet our existing contractual obligations without causing a change in control under other agreements and to provide for additional shares of common stock that would be available for issuance from time to time for corporate purposes, including raising additional capital, acquisitions of companies or assets and sales of common stock, or securities convertible into common stock.

We believe it is also necessary to provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.  If we issue additional shares, the ownership interests of holders of our common stock will be diluted.  Also, if we issue shares of other series of preferred stock, the shares may have rights, preferences and privileges senior to those of our common stock.  Except as required or permitted under our existing obligations, we have no current plan to issue additional shares.

Description of the Amendment and the Terms of the Nonvoting Common Stock

The amendment will amend and restate paragraph FOURTH of our Amended and Restated Certificate of Incorporation.  The full text of the amendment is included as Annex A to this proxy statement.  Other than the changes to the outstanding capital described above, the terms of our existing common stock and Series A Convertible Preferred Stock, and our ability to issue “blank check” preferred stock (preferred stock the terms of which are determined by our Board upon issuance) are restated in their existing forms.

The nonvoting common stock will have identical rights and privileges, including dividend and liquidation rights, as our existing common stock, except that holders of nonvoting common stock will not be entitled to vote on any election or removal of our directors.  Holders of nonvoting common stock will have the right to convert the shares into voting common stock (i) at the discretion of any holder; provided, however, that if the holder is Thermo Funding Company or its affiliates, conversion will not be permitted if it would cause Thermo to own directly or indirectly voting stock in the election of directors representing 70% or more of the total voting power of all our outstanding voting stock having power to vote in the election of directors, (ii) the transfer (or, in the case of a transfer pursuant to a registration statement filed with the Securities and Exchange Commission or Rule 144 under the Securities Act of 1933, as amended, the proposed transfer) of such share of nonvoting common stock by the holder thereof to any transferee other than Thermo, (iii) our merger or consolidation with or into any other corporation (except a subsidiary of ours or of Thermo) or (iv) the sale of all or substantially all of our assets.

Upon approval by our stockholders of this amendment, authorized but unissued shares of common stock, nonvoting common stock and preferred stock may be issued at such times, for such purposes, and for such consideration as the Board may determine to be appropriate without further authority from our stockholders, except as otherwise required by applicable law.

Other Factors to be Considered

The authorization of additional shares and the creation of a class of nonvoting common stock called for by this proposal will not affect the rights, such as voting and liquidation rights, of the shares of common stock currently outstanding.  Under the Amended and Restated Certificate of Incorporation, stockholders do not have preemptive rights.  Therefore, should the Board elect to issue additional shares of capital stock, existing stockholders would not have any preferential rights to purchase those shares and the issuance could have a dilutive effect on earnings per share, book value per share and the voting power and shareholdings of current stockholders, depending on the particular circumstances in which the additional shares of common stock are issued.  The Board does not intend to issue any additional shares of capital stock except on terms that it deems to be in the best interests of Globalstar and its stockholders.  Because Mr. Monroe, through Thermo, is able to control the election of all of the members of our Board and the vote on substantially all other matters, including this proposal and significant corporate transactions such as the approval of a merger or other transaction involving our sale, his interests may conflict with those of other stockholders.  At this time, we anticipate that Thermo will be the only holder of the nonvoting common stock.

The issuance of additional shares of common stock also may potentially have an anti-takeover effect by making it more difficult to obtain stockholder approval of various transactions.  The proposed increase in the number of authorized shares could enable the Board to issue shares of common stock, nonvoting stock and preferred stock to render more difficult an attempt by another person or entity to obtain control of us, although the Board has no present intention of issuing additional shares for such purposes and has no present knowledge of any takeover efforts.

If the proposed amendment is adopted, it will become effective upon the filing with the Secretary of State of Delaware of a Certificate of Amendment to our Amended and Restated Certificate of Incorporation.

Vote Required to Approve the Amendment

The affirmative vote of a majority of our outstanding shares entitled to vote at the Annual Meeting is required to approve this amendment to our Amended and Restated Certificate of Incorporation.

Board Recommendation

The Board recommends that stockholders vote FOR approval of the amendment to our Amended and Restated Certificate of Incorporation.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

Board Governance, Meetings and Attendance at Meetings

Our Board has three standing committees: Audit, Compensation, and Nominating and Governance.  The Board established these committees on October 23, 2006, at which time it also adopted a charter for each standing committee. In addition, on August 1, 2008, the Board, having determined that Messrs. Dalton, Jones and McIntyre are “disinterested directors” under Section 144 of the Delaware General Corporation Law, appointed these directors to serve as a Special Committee to act on our behalf to review, evaluate, negotiate and approve any proposed transactions with Thermo that may be required because of our capital requirements.  This committee’s authority expired on December 31, 2008.  On April 3, 2009, the Board extended the Special Committee’s authority through December 31, 2009.  On July 8, 2009, Mr. Hasler replaced Mr. Dalton on the Special Committee.

We have a Code of Conduct that is applicable to all employees, including executive officers, as well as to directors to the extent relevant to their service as directors. The committee charters and Code of Conduct are available on our website at www.globalstar.com by clicking on “Corporate Site,” “Investor Relations” and “Corporate Governance.”  You may request a copy of any of these documents to be mailed to you as described on page 35 of this proxy statement.  We will post any amendments to, or waivers from, the Code of Conduct that apply to our principal executive and financial officers on our website.

Thermo and its affiliates hold stock representing a majority of our voting power. See “Security Ownership of Principal Stockholders and Management.”  As a result, we are a “controlled company” for purposes of the NASDAQ Marketplace Rules and are not required to have a majority of independent Directors on the Board or to comply with the requirements for compensation and nominating/governance committees.  However, we are subject to all other NASDAQ corporate governance requirements, including the rule requiring that the audit committee be composed entirely of independent directors.

The Board has determined that Messrs. Hasler, Jones and McIntyre are independent directors as defined in Rule 10A-3 under the Securities Exchange Act of 1934 and in the NASDAQ Marketplace Rules.  This determination was based on the absence of any relationship known to the Board between Messrs. Hasler, Jones or McIntyre and us (other than as a director and stockholder) and the Board’s conclusion that the relationships described below do not affect the independence of any of them as a Director.

Mr. Jones owns a 14% limited partnership interest in Thermo United LP.  The general partner of Thermo United LP and its remaining equity are controlled by Mr. Monroe and his affiliates.  The sole asset of Thermo United LP was an approximately 78% interest in United Holdings LLC, an Oklahoma City based distributor of diesel engines, which was sold to an unaffiliated entity in January 2007, prior to Mr. Jones joining the Board.  Thermo United LP dissolved in March 2009.

Mr. Hasler is a director of ET Water, a privately held company of which Mr. Dalton is Chairman. Mr. McIntyre is the Chief Executive Officer of ET Water and Mr. Jones is also a director of ET Water. Messrs. Hasler and Jones are minority equity owners in Globe Wireless and Mr. Jones serves as non-executive chairman. In addition, in 2008 we purchased $7.7 million of services and equipment from Globe Wireless. All such sales were made on customary terms and conditions.

During 2008, the Board held 10 meetings and took action by unanimous written consent 24 times.  Each director serving on the Board in 2008 attended at least 75% of the meetings of the Board and of each committee on which he served.

We expect directors to attend the Annual Meeting.  Three of the six directors then in office attended the 2008 Annual Meeting.

Audit Committee

The current members of the Audit Committee are Messrs. Hasler, Jones and McIntyre.  Mr. Hasler serves as Chairman, and the Board has determined that he is an “audit committee financial expert” as defined by SEC rules.  Mr. Dalton served as Chairman of the Audit Committee until his election as our Chief Executive Officer on July 8, 2009.  Mr. Hasler joined the Audit Committee on the same date as Chairman.

The principal functions of the Audit Committee include:

•                  appointing and replacing our independent registered public accounting firm;

•                  approving all fees and all audit and non-audit services of the independent registered public accounting firm;

•                  annually reviewing the independence of the independent registered public accounting firm;

•                  assessing annual audit results;

•                  periodically reassessing the effectiveness of the independent registered public accounting firm;

•                  reviewing our financial and accounting policies and its annual and quarterly financial statements and earnings releases;

•                  reviewing the adequacy and effectiveness of our internal accounting controls and monitoring progress for compliance with Section 404 of the Sarbanes-Oxley Act;

•                  overseeing our programs for compliance with laws, regulations and company policies;

•                  approving all related person transactions;

•                  considering any requests for waivers from our Code of Conduct for senior executive and financial officers (any such waivers being subject to Board approval); and

•                  in connection with the foregoing, meeting with our independent registered public accounting firm and financial management.

During 2008, the Audit Committee held four meetings and took action by unanimous written consent once.

The Audit Committee has furnished the following report for inclusion in this proxy statement.

Audit Committee Report for 2008

In addition to other activities, the Committee:

•                  reviewed and discussed with management the Company’s audited financial statements for 2008;

•                  discussed with Crowe Horwath LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended and codified (Communication with Audit Committees), including significant accounting policies, management’s judgments and accounting estimates, and Crowe Horwath’s judgments about the quality of the Company’s accounting principles as applied in its financial reporting;

•                  received the written disclosures and the letter from Crowe Horwath required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning the accountant’s independence from the Company and its subsidiaries, and discussed with Crowe Horwath their independence; and

•                  reviewed the provision of non-audit services rendered to the Company by Crowe Horwath in 2008 and determined that the provision of such services was compatible with maintaining their independence.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2008 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

August 24, 2009

Peter J. Dalton
William A. Hasler
Kenneth E. Jones
J. Patrick McIntyre, Jr.

Compensation Committee

The current members of the Compensation Committee are Messrs. Monroe, Dalton and McIntyre.  Mr. Monroe serves as Chairman.  The principal functions of the Compensation Committee include:

•                  reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers in light of business strategies and objectives;

•                  reviewing and approving all compensation of our chief executive officer and other executive officers; and

•                  administering our incentive compensation plans, including the 2006 Equity Incentive Plan, and, in this capacity, recommending all grants or awards to our Directors, executive officers and other eligible participants under these plans to the Board.

As indicated above, the Compensation Committee is responsible for establishing the compensation of each of our executive officers.  (Director compensation is established by the full Board, based upon recommendations of the Nominating and Governance Committee.)  The Compensation Committee may delegate tasks to a subcommittee for any purpose and with such power and authority as it deems appropriate and has delegated the review of corporate goals objectives and compensation related to executive officers to Mr. Monroe.  The Committee has designated Mr. Roberts to act as an officer-administrator to approve actions on behalf of the Committee to implement existing compensation awards under the 2006 Equity Incentive Plan. Only the Compensation Committee or the Board may grant awards to, or make decisions regarding awards granted to, executive officers and directors.

Mr. Monroe makes decisions on all components of compensation for all employees of vice president level and above and reviews manager level employees and above for bonus and equity awards based upon input from executive officers in charge of each business unit.  Mr. Monroe does not receive a salary from us and does not participate, as an executive officer, in any of our incentive compensation plans. The Committee will review annually the total business expense reimbursements paid to Thermo (described under “Other Information — Related Person Transactions”) without Mr. Monroe’s participation in the review.

The Compensation Committee meets in person as often as it determines necessary to discharge its responsibilities, which it expects to be approximately twice a year.  The Committee may hold follow-up conference calls and act by written consent in between its regularly scheduled meetings.  The Compensation Committee met once in 2008 and acted 11 times by unanimous written consent, including written actions by the designated officer-administrator.  Unless a later date is specified, the date of grant of any award made by unanimous written consent is the date on which the last consent is received by our Secretary.

Under its charter, the Committee has the authority to retain and terminate a compensation consultant, but has not retained one.

The Compensation Committee furnished its report in our Annual Report on Form 10-K (Amendment #1) filed on April 30, 2009.

Nominating and Governance Committee

The current members of the Nominating and Governance Committee are Messrs. Roberts, Jones and McIntyre. Mr. Roberts serves as Chairman. The principal functions of the Nominating and Governance Committee include:

•                  identifying and recommending to the Board qualified candidates to fill vacancies on the Board;

•                  recommending to the Board candidates to be nominated for election as directors at annual meetings of stockholders;

•                  considering stockholder suggestions for nominees for director;

•                  making recommendations to the Board regarding corporate governance matters and practices;

•                  reviewing and making recommendations to the Board regarding director compensation; and

•                  reviewing public policy matters of importance to our stockholders, including oversight of our corporate responsibility program.

The Nominating and Governance Committee met once and took action by written consent once in 2008. We do not currently employ an executive search firm, or pay a fee to any other third party, to locate or evaluate qualified candidates for director positions.  Recommendations for new director nominees were made by existing independent directors. The Board and the Nominating and Governance Committee believe that the minimum qualifications (whether recommended by a stockholder, management or the Board) for serving as a director are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of our business; and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities.

Because Mr. Monroe controls the election of all directors, the Board of Directors has not established formal procedures for stockholders to submit director recommendations; however, such recommendations may be sent to the Nominating and Governance Committee, c/o Director, Public and Investor Relations, 461 S. Milpitas Blvd., Milpitas, CA 95035. If we were to receive a recommendation of a candidate from a stockholder, the Nominating and Governance Committee would consider such recommendation in the same manner as all other candidates. In considering candidates submitted by stockholders, the Nominating and Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. We did not receive any recommendations of candidates from stockholders during 2008.

Communicating with the Board of Directors or with Individual Directors

The Board has adopted a process for our stockholders to send communications to the Board or any management or non-management director.  Correspondence should be addressed to the Board or any individual director(s) or group or committee of Directors either by name or title.  All such correspondence should be sent c/o Director, Public and Investor Relations by mail to us at 461 South Milpitas Blvd., Milpitas, CA 95035 or by fax at (408) 933-4954.

All communications received as set forth in the preceding paragraph will be opened by the office of the Director, Public and Investor Relations for the sole purpose of determining whether the contents represent a message to the Directors. Any contents that are not in the nature of promotion of a product or service, advertising, or patently offensive will be forwarded promptly to the addressee(s), but any communication will be available to any director who requests it.

COMPENSATION OF DIRECTORS

In 2008 we provided the following compensation to our non-employee directors:

2008 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($) (2)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)	(g)		(h)
James Monroe III	0	0	22,620	101,259	(3)	123,879

Peter Dalton (4)	0	28,000	22,620	0		50,620

Kenneth E. Jones	0	20,000	22,620	0		42,620

J. Patrick McIntyre	0	17,500	22,620	0		40,120

James Lynch	0	0	22,620	63,148	(3)	85,768

Richard Roberts	0	0	22,620	54,593	(3)	77,213

(1)

Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 relating to Common Stock compensation in accordance with SFAS 123(R). We determined the grant date fair value using the closing price of the Common Stock on the date of grant. The dates of the stock grants and the corresponding shares of Common Stock that were awarded to the non-employee directors during 2008 are listed below:

Peter Dalton: May 13, 2008: 4,375 shares; August 14, 2008: 4,667 shares
Kenneth E. Jones: May 13, 2008: 3,125 shares; August 14, 2008: 3,334 shares
J. Patrick McIntyre: May 13, 2008: 2,344 shares; August 14, 2008: 3,334 shares

(2)

Represents the dollar amount recognized for financial statement reporting purpose for the fiscal year ended December 31, 2008 relating to option awards granted to directors in accordance with SFAS 123(R). We determined the grant date fair value using a binomial model.

(3)                                 Represents reimbursement to Thermo for certain travel and meal expenses in connection with the services of Messrs. Monroe, Lynch and Roberts as directors.   See “Compensation Committee Interlocks and Insider Participation — Services Provided by Thermo.”

(4)                                 Mr. Dalton was appointed as our Chief Executive Officer on July 8, 2009.

For the first two quarters of 2008, we paid our independent directors compensation of $15,000 for their services as directors, all of which was paid in shares of Common Stock based on the closing price of Common Stock on the date of grant.  We paid the Chairman of the Audit Committee (Mr. Dalton) additional compensation of $10,000, paid in shares of Common Stock on the same basis.  On November 14, 2008, the Board approved a change in our director compensation structure.  In lieu of the last two quarterly grants of restricted stock in payment of 2008 board fees (with a total value of $15,000), and in consideration of future service on the Board through November 1, 2010, the Board granted options to each then-current director to purchase 200,000 shares of Common Stock at an exercise price of $0.38 per share, which was the closing price of Common Stock on the date of grant.  We granted the options under the 2006 Equity Incentive Plan to all directors, including our then Chairman of the Board and Chief Executive Officer.  All of the options are vested, but options with respect to 100,000 shares of Common Stock are subject to decreasing incremental risk of forfeiture until November 1, 2010 on a monthly schedule based on continued service as a director and other conditions.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Our compensation program for executive officers is intended to:

•                 provide each officer with a conservative base salary; and

•                 create an incentive for retention and achievement of our long-term business goals using a sizeable, multi-year stock bonus program.

The Compensation Committee and its delegate are responsible for evaluating the performance of, and reviewing and approving all compensation of, our executive officers, including those executive officers named on the Summary Compensation Table (the “Named Executive Officers”).  The full Board also approves equity awards to all executive officers, including the Named Executive Officers and directors, to preserve the exemption from short swing liability under Section 16(b) of the Securities Exchange Act of 1934.

Compensation Philosophy

We have designed our compensation structure for executive officers to attract and retain the most qualified individuals in the mobile satellite service industry.  We compensate senior executive officers party to a Designated Executive Award Agreement with a conservative base salary and incentivize them to remain with us through a long-term stock bonus program.  We implemented the stock bonus program in collaboration with the senior executive officers in an effort to focus cash payments to our planned capital expenditures for our second-generation satellite constellation. We reviewed market data with respect to the base salary component of this philosophy.  The Compensation Committee has not independently reviewed peer group or other market data in setting base salaries or incentive compensation for senior executives.

Elements of Compensation

The principal elements of our compensation for the Named Executive Officers are base salary and the opportunity to receive annual bonus awards under the Designated Executive Award Agreements pursuant to the Amended and Restated 2006 Equity Incentive Plan.  We also match a portion of all contributions by executives to our 401(k) Plan or applicable Canadian plan, as well as providing certain Named Executive Officers with limited perquisites.

Base Salaries.  We have established base salaries according to each Named Executive Officer’s position, responsibilities and performance.  We do not pay Mr. Monroe a salary for his services as Chairman and formerly did not pay him a salary for his prior services as Chief Executive Officer.  We have not increased base salaries for the other Named Executive Officers in the last five years, except, in the case of Mr. Ahmad, on his promotion to Chief Financial Officer in June 2005 and to Senior Vice President in December 2007 and, in the case of Mr. Bell, for adjustments for changes in the value of the Canadian dollar in years prior to 2007.  The salary for Mr. Navarra is consistent with his prior salary during his employment by our predecessor, Globalstar, L.P.   Upon his appointment as Chief Executive Officer, we agreed to pay a $360,000 annual base salary to Mr. Dalton.

Designated Executive Award Agreements.  Effective August 10, 2007 (the “Effective Date”), the Board, upon recommendation of the Compensation Committee, approved the concurrent termination of the former cash-based Executive Incentive Compensation Plan and the award of restricted stock or restricted stock units under the 2006 Equity Incentive Plan to the Named Executive Officers who participated at that time in the Executive Incentive Compensation Plan (the “Participants”).  Each award agreement provides that the Participant will receive awards of restricted Common Stock or restricted stock units, which, upon vesting, each entitle the Participant to one share of Common Stock. Total benefits per Participant (valued at the grant date) are approximately $6.0 million, which represented an increase of approximately $1.5 million in potential compensation compared to the maximum potential benefits under the Executive Incentive Compensation Plan. However, the new award agreements extended the vesting period by up to two years and provided for payment in shares of Common Stock instead of cash, thereby enabling us to conserve our cash for capital expenditures for the procurement and launch of our second-generation satellite constellation and related ground station upgrades.

Pursuant and subject to the award agreements, one-third of the 71,499 shares awarded to each Participant vest in each of 2008, 2009 and 2010 not earlier than the third business day after we announce our financial results for the preceding year (each an “Annual Vesting Date”), the 190,658 shares awarded to each Participant vest on the Annual Vesting Date in 2011, the 95,329 shares awarded to each Participant on the Annual Vesting Date in 2008 vest on the Annual Vesting Date in 2011 and the shares awarded or to be awarded on each of the Annual Vesting Dates in 2008, 2009 and 2010 (the number of shares awarded on each Annual Vesting Date will be equal to 750,000 divided by the then market price of the Common Stock) vest immediately upon their award.  All of the vesting dates are subject to postponement to the first date on which the shares may be sold as permitted by our Insider Trading Policy and applicable law.

If we or stockholders owning more than 50% of our outstanding voting stock enter into one or more final and binding agreements that would result in a change of control before all awards have been granted and all shares subject thereto have vested, all non-granted awards or unvested shares under the awards will be granted or vest seven trading days before the effective date of the change of control, except in the following circumstances.  If the agreement governing the change of control transaction provides for assumption or substitution of the Awards by the successor and requires that a Participant remain employed by us or our successor for up to 12 months after the effective date of the change of control at a compensation level not less than the compensation received (except pursuant to the award agreement) prior to the change of control, the Participant agrees, under certain circumstances, to accept employment and any unvested awards at the effectiveness of the change of control will vest on the earlier of 12 months following the change of control or termination of the Participant’s employment by us or our  successor. If the agreement governing the change of control transaction provides for assumption or substitution of the awards by the successor and requires that a Participant remain employed by us or our successor for more than 12 months after the effective date of the change of control, the Participant agrees, under certain circumstances, to accept employment for up to 24 months and any Awards will vest as to 50% on each of the first and second anniversaries of the change of control unless the Participant is terminated prior to those times or the vesting date in 2011 occurs.

All Awards not previously granted or vested under the award agreements will be granted and vested immediately (subject to our Insider Trading Policy and applicable law) upon the Compensation Committee’s determination that at least 24 second-generation satellites have entered commercial service and are performing satisfactorily in carrying two-way voice and data, revenue capable, communications service.

Except in the circumstances described below, termination of a Participant’s employment for any reason or a Participant’s resignation for any reason will result in forfeiture of previously awarded but unvested awards or restricted stock and forfeiture of any right to receive additional awards.  If we terminate a Participant other than for cause before any annual vesting date, a pro rata portion of the shares that would have vested on the next annual vesting date will vest.  If we terminate a Participant other than for cause and the effective date of a change of control occurs within six months after such termination, the unvested portion of the 2007 awards will vest, and the ungranted and unvested portions of the Participant’s 2008, 2009 and 2010 awards will be granted and vested on the effective date of the change of control.  In addition, if these exceptions do not apply and a Participant’s employment terminates prior to the annual vesting date in 2011 due to the Participant’s death or disability, the Participant’s legal beneficiary will receive any shares that would have vested on the next annual vesting date.

Management Incentive Bonus Plan.  In 2007 and 2008, the Compensation Committee approved a follow-on Management Incentive Bonus Plan covering the period from March 1, 2007 to February 29, 2008 and March 1, 2008 to February 28, 2009, respectively. Under the Management Incentive Bonus Plan, vice presidents and manager level employees are eligible to receive annual bonuses payable in stock.  The Named Executive Officers do not participate in this plan.  Mr. Monroe established one overall company goal applicable to all participants.  The president and individual vice presidents then established three objective individual performance goals for each participant in his or her department, with final review and approval of these goals by Mr. Monroe.  The performance goals were intended to be objective, measurable, and consistent and coherent across departments.  Bonus opportunities were set at a percentage of average base salary by managerial level. In March 2008, after the achievement of these performance-based goals had been evaluated by the supervisors of the participants, the Compensation Committee authorized the payment to 91 employees of an aggregate of 249,165 shares of Common Stock from shares available under the 2006 Equity Incentive Plan.

All Other Compensation.  We match a portion of the 401(k) contributions of all U.S. employees, including Named Executive Officers.  In 2008, we contributed $0.50 for each $1.00 contributed by an employee, up to 4% of the employee’s base salary.  In addition, Messrs. Navarra and Ahmad are eligible for a benefit under our Retirement Plan.  This Plan is frozen, and there was no change in value for these Named Executive Officers in 2008.  In Canada, we contribute to a Retirement Savings Program for Mr. Bell.  We valued the 2008 contribution at US $8,969 (exchange rate of $1.00 = CAD $1.0592 on the date of contribution).

We provide limited perquisites to certain Named Executive Officers consisting primarily of premiums for term life insurance policies, funding of flexible spending accounts and, in one case, a car allowance.

We reimburse Thermo for transportation, lodging and meal expenses incurred by Messrs. Monroe, Lynch and Roberts in connection with performing their services for us. These reimbursements are reviewed and approved for payment by our Chief Financial Officer during the course of a year. The Compensation Committee reviews the total reimbursement amount annually.  During 2008, we reimbursed Thermo approximately $219,000 for these expenses.

Deductibility of Compensation.  Section 162(m) of the Internal Revenue Code prohibits us from taking an income tax deduction for any compensation in excess of $1 million per year paid to its chief executive officer or any of its other three most-highly compensated executive officers, unless the compensation qualifies as “performance-based” pay under a plan approved by stockholders. We may or may not design future compensation programs so that all compensation above $1 million will be performance-based to permit deductibility.

Summary Information

The table below summarizes, for 2008, 2007 and 2006, the compensation of our principal executive officer, our principal financial officer, and our three most highly paid other executive officers (collectively referred to as the “Named Executive Officers”).

2008 Summary Compensation Table

			Stock			Non-Equity Incentive Plan	All Other
Name and Principal Position	Year	Salary ($)	Awards ($)	Option Awards ($)		Compensation ($)	Compensation ($)		Total ($)
(a)	(b)	(c)	(e)	(f)		(g)	(i)		(j)
James Monroe III	2008	—	—	22,620	(2)	—	101,259	(3)	123,879
Chairman of the Board,	2007	—	—	—		—	59,407		59,407
President and Chief Executive Officer(1)	2006	—	—	—		—	26,595		26,595

Fuad Ahmad	2008	200,000	1,183,565	—		—	3,904	(4)	1,387,469
Senior Vice President	2007	186,231	1,695,343	—		—	1,733		1,883,307
and Chief Financial Officer	2006	186,735	—	—		500,000	3,725		690,460

Anthony J. Navarra	2008	337,440	1,183,565	—		—	12,643	(5)	1,533,648
President Global	2007	337,440	1,695,343	—		—	11,086		2,043,869
Operations	2006	337,440	—	—		500,000	14,188		851,628

Steven Bell	2008	240,324	1,183,565	—		—	20,298	(6)	1,444,187
Senior Vice President of	2007	240,324	1,695,343	—		—	21,385		1,957,052
North America and European Sales Operations	2006	208,572	—	—		500,000	18,559		727,131

Robert D. Miller	2008	200,000	1,183,565	—		—	—		1,383,565
Senior Vice President of	2007	200,000	1,695,343	—		—	—		1,895,343
Engineering and Ground Operations(7)

Dennis C. Allen	2008	200,000	1,183,565	—		—	—		1,383,565
Former Senior Vice	2007	200,000	1,695,343	—		—	—		1,895,343
President of Sales and Marketing (7) (8)

(1)                                 Mr. Monroe receives no cash compensation from us, and we do not intend to compensate him for his services in the future.  We accrued approximately $23,000 per month during 2008 as compensation expense for Mr. Monroe, which amount is reflected in marketing, general and administrative expenses and as an additional capital contribution by Thermo to our equity.  We do not issue any stock in exchange for this capital contribution.  Mr. Monroe received stock options in his capacity as Chairman of the Board.  See “Compensation of Directors.”  On July 8, 2009, Mr. Dalton succeeded Mr. Monroe as our Chief Executive Officer; Mr. Monroe retained his role as executive Chairman of the Board.

(2)                                 Represents the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with SFAS 123(R).

(3)                                 We reimburse Thermo for expenses incurred by Mr. Monroe in connection with performing his services for us, including temporary living expenses while at its offices or traveling on its business, but generally we do not reimburse Thermo for his air travel expenses.

(4)                                 Consists of matching contributions to 401(k) Plan for Mr. Ahmad.

(5)                                 Consists of premiums on life insurance for the benefit of Mr. Navarra ($4,788), funding of a flexible spending account ($5,000), and matching contributions to his 401(k) Plan account ($2,855).

(6)                                 Consists of matching contributions to the Retirement Savings Program ($8,969) and a car allowance ($11,329).

(7)                                 Messrs. Miller and Allen were not Named Executive Officer in 2006, so compensation information is not provided for that year.

(8)                                 Mr. Allen left the employ of the Company in January 2009.

Equity Compensation

The following table sets forth certain information with respect to each cash or equity award and award opportunity issued to the Named Executive Officers during 2008 under the Designated Executive Award Agreements.  See “Compensation, Discussion & Analysis — Elements of Compensation — Designated Executive Award Agreements” for an explanation of the terms of this plan.

2008 Grants of Plan-Based Awards

		All Other Stock Awards: Number of Shares of Stock or Units(1)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards (2)	Grant Date Fair Value of Stock and Option Awards (3)
Name	Issuance Date	(#)	(#)	($/Sh)	($)
(a)	(b)	(i)	(j)	(k)	(l)
James Monroe III	11/14/08	—	200,000	0.38	76,000

Fuad Ahmad	3/17/08	95,329	—	—	624,405
	5/12/08	195,622	—	—	637,728
	5/13/08	35,086	—	—	112,275

Anthony J. Navarra	3/17/08	95,329	—	—	624,405
	5/12/08	195,622	—	—	637,728
	5/13/08	35,086	—	—	112,275

Steven Bell	3/17/08	95,329	—	—	624,405
	5/12/08	195,622	—	—	637,728
	5/13/08	35,086	—	—	112,275

Robert D. Miller	3/17/08	95,329	—	—	624,405
	5/12/08	195,622	—	—	637,728
	5/13/08	35,086	—	—	112,275

Dennis C. Allen	3/17/08	95,329	—	—	624,405
	5/12/08	195,622	—	—	637,728
	5/13/08	35,086	—	—	112,275

(1)                                 This column reflects restricted stock (restricted stock units for Mr. Bell) awards issued in 2008.  Unvested restricted stock units do not confer dividend or voting rights. For each participant, 230,708 shares were vested upon issuance and 95,329 shares will vest on the Annual Vesting Date in 2011.  All awards are subject to the grantee being an employee on the vesting date, except under certain circumstances such as a change in control, death or disability.  See “Compensation, Discussion and Analysis — Elements of Compensation — Designated Executive Award Agreements.”

(2)                                 The exercise price of the stock options granted on November 14, 2008 was $0.38 per share.

(3)                                 The grant date fair value is based on the closing price of Common Stock on the date of issuance, or $6.55, $3.26 and $3.20 for the shares issued on March 17, 2008, May 12, 2008 and May 13, 2008, respectively.

The following table reports, on an award-by-award basis, each outstanding equity award held by the Named Executive Officers on December 31, 2008.  We generally do not permit executive officers to transfer awards prior to the vesting date, and no transfers were permitted during 2008.  See the footnotes to the 2008 Grants of Plan-Based Awards table for the vesting conditions for these awards.  The market value is based on the $0.20 per share closing price of Common Stock on December 31, 2008.

Outstanding Equity Awards at 2008 Fiscal Year-End

	Option Awards				Stock Awards
	Number of Securities Underlying	Number of Securities Underlying
	Unexercised	Unexercised			Number of Shares or Units	Market Value of Shares or
	Options	Options	Option Exercise	Option	of Stock That Have Not	Units of Stock That Have
	(#)	(#)	Price	Expiration	Vested	Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)
James Monroe III	200,000	—	0.38	11/14/2018	—	—

Fuad Ahmad	—	—	—	—	47,666	9,533
					190,658	38,132
					95,329	19,066

Anthony J. Navarra	—	—	—	—	47,666	9,533
					190,658	38,132
					95,329	19,066

Steven Bell	—	—	—	—	47,666	9,533
					190,658	38,132
					95,329	19,066

Robert D. Miller	—	—	—	—	47,666	9,533
					190,658	38,132
					95,329	19,066

Dennis C. Allen	—	—	—	—	47,666	9,533
					190,658	38,132
					95,329	19,066

The following table summarizes the value to the Named Executive Officers of stock awards vested during 2008.  The value realized on vesting was calculated by multiplying the number of shares vested by the market value of a share of Common Stock on the vesting date.

2008 Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
James Monroe III	—	—	—	—

Fuad Ahmad	—	—	195,622	637,728
			35,086	112,275

Anthony Navarra	—	—	195,622	637,728
			35,086	112,275

Steven Bell	—	—	195,622	637,728
			35,086	112,275

Robert D. Miller	—	—	195,622	637,728
			35,086	112,275

Dennis C. Allen	—	—	195,622	637,728
			35,086	112,275

Pension Plan

Mr. Navarra and Mr. Ahmad are entitled to benefits under a defined benefit pension plan originally maintained by Space Systems/Loral for employees of our predecessor, among others.  The accrual of benefits in our predecessor’s segment of this plan was curtailed, or frozen, as of October 23, 2003. On June 1, 2004, the assets and frozen pension obligations of our predecessor’s segment of the plan were transferred to a new Globalstar Retirement Plan, which remains frozen.  We continue to fund the plan in accordance with Internal Revenue Code requirements, but participants are not currently accruing benefits beyond those accrued at October 23, 2003.  The estimated annual benefits payable upon retirement at normal retirement age to Mr. Navarra and Mr. Ahmad are $35,349 and $2,000 respectively. The actual amount of the estimated annual benefit depends upon a number of factors such as time of retirement, years of contributions to the Plan, final average salary, social security wage base and the election for receipt of benefit payments. The estimated annual benefits upon retirement include either a contributory benefit (for those who have enrolled in the Plan) or a non-contributory benefit or a combination of both. The non-contributory benefit equals $21 per month times the years of non-contributory service. The contributory benefit is the larger of the primary benefit formula, which factors in Social Security and a minimum benefit formula, which does not.  The assumptions for valuation of the Pension Plan are described in Note 7 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K filed on March 31, 2009.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
James Monroe III	N/A	N/A	N/A	N/A

Fuad Ahmad	Globalstar Retirement Plan	9.6	3,599	0

Anthony Navarra	Globalstar Retirement Plan	14.4	242,646	0

Steven Bell	N/A	N/A	N/A	N/A

Robert D. Miller	N/A	N/A	N/A	N/A

Dennis C. Allen	N/A	N/A	N/A	N/A

Payments Upon Termination or Change In Control

We have not entered into employment agreements with our current executive officers, including the Named Executive Officers.  Voluntary termination of employment or retirement would not result in any payments to the Named Executive Officers beyond the amounts each would be entitled to receive under our pension and retirement plans. We pay life insurance premiums for all U.S.-based employees that would be paid (based on a multiple of salary) to the employee’s beneficiary upon death, in addition to an immediate payment of two-weeks base salary.

We also have a severance allowance applicable to all U.S.-based employees if an employee is terminated due to a reduction in force plan of ten or more positions and upon the employee’s execution of a release of claims.  Under this plan, Mr. Ahmad, Mr. Navarra, Mr. Miller and Mr. Allen would receive a lump sum payment equal to four, six, three and three week’s base salary, respectively.  As a Canadian employee without a written employment agreement, Mr. Bell will be entitled to compensation in the event of his dismissal without cause in accordance with the Canada Labour Code and Canadian common law.  Such compensation is determined at the time of dismissal and is subject to negotiation.

Vesting of shares of Common Stock awarded under the executive award agreements will accelerate upon a change of control as described above in “Compensation Discussion and Analysis — Designated Executive Award Agreements.”

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2008 regarding the number of shares of Common Stock that may be issued under our equity compensation plans.

	(a)		(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,717,022	(1)	$0.27	3,005,983	(2)
Equity compensation plans not approved by security holders(3)	1,384,744		$9.38	0
Total	3,101,766		$4.33	3,005,983

(1)              Consists of unvested restricted stock unit grants and options granted to our Directors for their services as directors.

(2)              Consists of remaining shares of Common Stock available under the Amended and Restated 2006 Equity Incentive Plan at December 31, 2008. Pursuant to the Plan, 2,732,117 shares were automatically added to the Plan at January 1, 2009.

(3)              Consists of options granted to Peter Dalton prior to our initial public offering, and options issued as an inducement grant to an executive officer.

OTHER INFORMATION

Independent Registered Public Accounting Firm

The accounting firm of Crowe Horwath LLP has served as our independent auditors since 2006.  We have been informed that neither Crowe Horwath LLP nor any of its partners has any direct financial interest or any material indirect financial interest in Globalstar and during the past three years has no connection therewith in the capacity of promoter, underwriter, director, officer or employee.

The Audit Committee pre-approves all audit and permissible non-audit services to be provided by the independent auditors.  Non-audit services may include audit-related services, tax services and other services not prohibited by SEC rules on auditor independence.  Pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget.  The independent auditors report periodically to the Audit Committee regarding the extent of services they provided in accordance with the Committee’s pre-approvals and the fees for services performed to date.  In 2008, the Audit Committee’s pre-approval requirement was not waived for any fees or services.  The Audit Committee determined that the non-audit services provided to us by Crowe Horwath in 2008 were compatible with maintaining their independence.

Audit Fees

The aggregate fees billed by Crowe Horwath LLP for professional services rendered for the audits of our annual financial statements were $1,327,313 in 2008 and $1,455,198 in 2007.  The fees also covered services for the related reviews of financial statements included our Registration Statement on Form S-3 for the public offering in 2008 of our 5.75% Convertible Senior Notes and other filings under the Securities Act of 1933 and the Securities Exchange Act of 1934, and services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

The aggregate fees billed by Crowe Horwath LLP for professional services rendered in 2007 or 2008 for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements did not include any amounts not reported under “Audit Fees” above.

Tax Fees

In 2007 and 2008, we did not pay Crowe Horwath LLP any fees for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees

Crowe Horwath LLP did not provide any products or services other than those reported in the preceding paragraphs.

Related Person Transactions, Compensation Committee Interlocks and Insider Participation

Review of Transactions

Prior to the adoption of the Related Person Transactions Policy described below, the Board reviewed and monitored any arrangements with related persons.  The related person transactions described below, except for the assumption of the credit agreement, began prior to our registration with the SEC.

On April 16, 2007, the Board adopted a written policy with respect to transactions in which we participate and related persons have a material interest.  Related persons include our  executive officers, directors, director nominees, 5% or more beneficial owners of the our Common Stock and immediate family members of these persons.  Under the policy, the Audit Committee is responsible for reviewing and approving or ratifying related person transactions that exceed $120,000 per year.  Certain related person transactions have been deemed pre-approved by the Audit Committee and do not require any other approval under the policy.  If an Audit Committee member or his or her family member is involved in a related person transaction, the member will not participate in the approval or ratification of the transaction.  In instances where it is not practicable or desirable to wait until the next meeting of the Audit Committee for review of a related person transaction, the policy grants to the Chair of the Audit Committee (or, if the Chair or his or her family member is involved in the related person transaction, any other member of the Audit Committee) delegated authority to act between Audit Committee meetings for these purposes. A report of any action taken pursuant to delegated authority must be made at the next Audit Committee meeting.

For the Audit Committee to approve a related person transaction, it must be satisfied that it has been fully informed of the interests, relationships and actual or potential conflicts present in the transaction and must believe that the transaction is fair to us.  The Audit Committee also must believe, if necessary, that we have developed a plan to manage any actual or potential conflicts of interest.  The Audit Committee may ratify a related person transaction that did not receive pre-approval if it determines that there is a compelling business or legal reason for the company to continue with the transaction, the transaction is fair to the company and the failure to comply with the policy’s pre-approval requirements was not due to fraud or deceit.

Reportable Related Party Transactions and Compensation Committee Interlocks and Insider Participation

Services Provided by Thermo.  We and Thermo have an informal understanding that we will reimburse Thermo for expenses incurred by Messrs. Monroe, Lynch and Roberts in connection with their services to us including temporary living expenses while at our offices or traveling on its business, but for Mr. Monroe generally excluding air travel expenses.  For the year ended December 31, 2008, such reimbursements aggregated approximately $219,000, including approximately $84,000 related to expenses for Mr. Monroe. For the year ended December 31, 2008, we recorded approximately $449,000 for general and administrative expenses incurred by Thermo on our behalf and for services provided to us by officers of Thermo. These were accounted for as a contribution to capital.  Neither Thermo nor Messrs. Monroe, Lynch or Roberts receive any fees or reimbursements other than as described above or under “Director Compensation.”

Credit Agreement and Other Thermo Agreements.  On November 7, 2007, we, Wachovia Investment Holdings, the lenders under our credit agreement and Thermo Funding Company agreed that Thermo Funding Company would receive an assignment of all of the rights (except indemnification rights) and assume all of the obligations of Wachovia Investment Holdings and the lenders under the credit agreement.  The assignment and assumption was completed on December 17, 2007.

The credit agreement was amended and restated in connection with such assignment and assumption and further amended in December 2008.  As subsequently amended, the credit agreement provided for a $100.0 million revolving credit facility and a $100.0 million delayed draw term loan facility. At March 31, 2009, we had drawn $73.8 million and $100.0 million of the revolving credit facility and the delayed draw term loan facility, respectively.

To fulfill certain conditions precedent to funding under our recent senior secured credit facility agreement with a syndicate of French banks (the “Facility Agreement”), we entered into several agreements with Thermo Funding as described below.

Debt Conversion

On June 19, 2009, Thermo Funding exchanged all of the approximately $180 million of outstanding secured debt (including accrued interest) owed to it by us under the credit agreement for one share of Series A Convertible Preferred Stock (the “Series A Preferred”), and the credit agreement was terminated.  The Series A Preferred includes the following terms:

Liquidation Preference. The Series A Preferred has a $0.01 liquidation preference upon any voluntary or involuntary liquidation, dissolution or winding up of the Company.

Dividend Preference.  The Series A Preferred has no dividend preference to the Common Stock.

Voting Rights. Subject to the conversion limitation set forth below, Thermo Funding may vote its share of Series A Preferred with holders of our Common Stock, voting as a single class, on an as-converted basis.

Conversion Rights and Limitations.  The Series A Preferred is convertible into 126,174,034 shares of Common Stock or any class of nonvoting common stock which we may be authorized to issue in the future if our stockholders approve Proposal #2.  In addition, no Common Stock is issuable upon such conversion if such issuance would cause Thermo Funding and its affiliates to own more than 70% of our outstanding voting stock.  If our Board of Directors and stockholders approve the creation of a class of nonvoting common stock in the future, we may issue nonvoting common stock in lieu of common stock to the extent issuing Common Stock would cause Thermo Funding and its affiliates to exceed this 70% ownership level.

Additional Issuances.  We may not issue additional shares of Series A Preferred or create any other class or series of capital stock that ranks senior to or on parity with the Series A Preferred without the consent of Thermo Funding.

Note and Warrant Offering

On June 19, 2009, we sold $55 million in aggregate principal amount of 8.00% Convertible Senior Unsecured Notes (“Notes”) and warrants (“Warrants”) to purchase 15,277,771 shares of our Common Stock at an initial exercise price of $1.80 per share to selected institutional investors (including $11.4 million principal amount of Notes and 3,166,666 Warrants to an affiliate of Thermo Funding) in a direct offering registered under the Securities Act of 1933.

Contingent Equity Agreement

On June 19, 2009, we entered into a Contingent Equity Agreement with Thermo Funding whereby Thermo Funding agreed to deposit $60 million into a contingent equity account to fulfill a condition precedent for borrowing under the Facility Agreement. Under the terms of the Facility Agreement, we will be required to make drawings from this account if and to the extent we have an actual or projected deficiency in our ability to meet indebtedness obligations due within a forward-looking 90 day period. Thermo Funding pledged the contingent equity account to secure our obligations under the Facility Agreement. If we make any drawings from the contingent equity account, we will issue Thermo Funding shares of our Common Stock calculated using a price per share equal to 80% of the volume-weighted average closing price of the Common Stock for the 15 trading days immediately preceding the draw. Any undrawn amounts in the account will be returned to Thermo Funding after we have made the second scheduled repayment under the Facility Agreement, which we currently expect to be no later than June 15, 2012.

The Contingent Equity Agreement also provides that we will pay Thermo Funding an availability fee of 10% per year for maintaining funds in the contingent equity account. This fee is payable solely in warrants to purchase Common Stock at $0.01 per share with a five-year exercise period from issuance, with respect to a number of shares equal to the available balance in the contingent equity account divided by $1.37, subject to an annual retroactive adjustment at each anniversary of the date of the agreement. We issued Thermo Funding a warrant to purchase 4,379,562 shares for this fee upon the establishment of the Contingent Equity Account.  No Common Stock is issuable if it would cause Thermo Funding and its affiliates to own more than 70% of our outstanding voting stock. If our Board of Directors and stockholders approve the creation of a class of nonvoting common stock in the future, we may issue nonvoting common stock in lieu of Common Stock to the extent issuing Common Stock would cause Thermo Funding and its affiliates to exceed this 70% ownership level.

Subordinated Loan Agreement

On June 25, 2009, we entered into a Loan Agreement with Thermo Funding whereby Thermo Funding agreed to lend us $25 million for the purpose of funding the debt service reserve account required under the Facility Agreement. This loan is subordinated to, and the debt service reserve account is pledged to secure, all of our obligations under the Facility Agreement. The loan will accrue interest at 12% per annum, which will be capitalized and added to the outstanding principal in lieu of cash payments. We will make payments to Thermo Funding only when permitted under the Facility Agreement. The loan becomes due and payable six months after the obligations under the Facility Agreement have been paid in full, we have a change in control or any acceleration of the maturity of the loans under the Facility Agreement occurs. As additional consideration for the loan, we issued Thermo Funding a warrant to purchase 4,205,608 shares of Common Stock at $0.01 per share with a five-year exercise period.  No Common Stock is issuable upon such exercise if such issuance would cause Thermo Funding and its affiliates to own more than 70% of our outstanding voting stock.

Payments to Affiliates.  In 2008, the Company purchased approximately $7.7 million of services and equipment from a company whose non-executive chairman, Mr. Jones, serves as a member of the Compensation Committee. Mr. Jones and Mr. Hasler are minority stockholders of this company.

Employment of Certain Family Members

During each of the years ended December 31, 2008, 2007 and 2006, we employed, in non-executive positions, certain immediate family members of one of our executive officers, Dennis Allen. The aggregate compensation amounts recognized for these immediate family members during the years ended December 31, 2008, 2007 and 2006 were $0.3 million for each of the years. Mr. Allen left the employ of the Company in January 2009.

Stockholder Proposals at the 2010 Annual Meeting

In order for any stockholder proposal to be eligible for inclusion in our proxy statement and on our proxy card for the 2010 Annual Meeting of Stockholders, it must be received by our Secretary at the address shown on the cover of this proxy a reasonable amount of time before we begin to print and mail proxy material for the 2010 Annual Meeting.  The proxy card we distribute for the 2010 Annual Meeting of Stockholders may include discretionary authority to vote on any matter that is presented to stockholders at that meeting (other than by the Board) if we do not receive notice of the matter at the above address a reasonable amount of time before we begin to print and mail proxy material for the 2010 Annual Meeting.

Incorporation By Reference

The Report of the Audit Committee set forth in this Proxy Statement is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

We hereby incorporate by reference:

• the financial statements and supplementary data, management’s discussion and analysis of financial condition and results of operations and quantitative and qualitative disclosures about market risk contained in our Annual Report on Form 10-K filed March 31, 2009, as updated to reflect our adoption of Financial Accounting Standards Board Staff Position APB 14-1 “Accounting for Convertible Debt Instruments that May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”  in our Current Report on Form 8-K filed August 21, 2009; and

• the description of our Common Stock contained in our registration statement on Form 8-A dated October 30, 2006.

Householding

Under SEC rules, only one annual report, information statement or Notice of Internet Availability of Proxy Materials, as applicable, need be sent to any household at which two or more of our stockholders reside if they appear to be members of the same family and contrary instructions have not been received from an affected stockholder.  This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses for us.  Brokers with accountholders who are our stockholders may be householding these materials.  Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, now or at any time in the future, you no longer wish to participate in householding and would like to receive a separate annual report, information statement or Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies of these documents at your address and would prefer that the communications be householded, you should contact us at the address or telephone number provided below.

Requests for Certain Documents

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for information on the public reference room. The SEC maintains an internet site that contains annual, quarterly and current reports, proxy and information statements and other information that issuers (including Globalstar) file electronically with the SEC. Our electronic SEC filings are available to the public at the SEC’s internet site, www.sec.gov.

We make available free of charge financial information, news releases, SEC filings, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC, on our website at www.globalstar.com. The documents available on, and the contents of, our website are not incorporated by reference into this Information Statement.

By order of the Board of Directors,

Richard S. Roberts, Secretary
Milpitas, California
September , 2009

Annex A

AMENDMENT #1 TO THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

GLOBALSTAR, INC.

1.            The name of the corporation is Globalstar, Inc. (the “Corporation”). The Corporation was originally formed on November 21, 2003 as a Delaware limited liability company named New Operating Globalstar LLC. The Corporation converted to a Delaware corporation under the name Globalstar, Inc. and filed the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware on March 17, 2006.  The Corporation filed an Amended and Restated Certificate of Incorporation on October 25, 2006.  The Corporation filed a Certificate of Designation of Series A Convertible Preferred Stock on June 19, 2009.

2.            This Amendment #1 to the Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

3.            This Amendment #1 to the Amended and Restated Certificate of Incorporation shall be effective upon filing with the Delaware Secretary of State.

4.            This Amendment #1 to the Amended and Restated Certificate of Incorporation hereby amends and restates Article Fourth of the Amended and Restated Certificate of Incorporation to read in its entirety as follows:

FOURTH

The Corporation shall have the authority to issue One Billion One Hundred Million (1,100,000,000) total shares of capital stock, consisting of One Hundred Million (100,000,000) shares of Preferred Stock, $0.0001 par value per share (the “Preferred Stock”), and One Billion (1,000,000,000) shares of common stock, $0.0001 par value per share (the “common stock”), of which Eight Hundred Sixty-Five Million (865,000,000) shares shall be Common Stock (the “Common Stock”) and One Hundred Thirty-Five Million (135,000,000) shares shall be Nonvoting Common Stock (the “Nonvoting Common Stock”).

Subject to the provisions of law, the rights, preferences and limitations of the common stock and Series A Convertible Preferred Stock shall be as set forth in this Article Fourth.  The Board of Directors of the Corporation (the “Board”) is hereby authorized, without requirement of the consent, approval or authorization of the stockholders of the Corporation, except as otherwise expressly required by the terms of this Certificate (including, without limitation, the terms of any certificate or resolution designating the rights, powers, preferences, qualifications, limitations and restrictions of any other series of Preferred Stock), to authorize, establish, designate, create and issue by resolution of the Board from time to time one or more other series of the Preferred Stock, each such series having such rights, powers, preferences, qualifications, limitations and restrictions as the Board shall designate in such resolution.

A.  COMMON STOCK

Except as otherwise expressly provided in this Amendment #1 to the Amended and Restated Certificate of Incorporation, all outstanding shares of common stock shall be identical and shall entitle the holders thereof to the same rights and privileges. The holders of shares of common stock shall have no preemptive or preferential rights of subscription to any shares of any class of capital stock of the Corporation.

1.            Dividends.  Subject to the provisions of law and the rights that may be granted to holders of any Preferred Stock, the holders of common stock shall be entitled to receive out of funds legally available therefor a pro rata share of any dividends that the Board in its sole discretion may declare.  The Board may fix a record date for the determination of holders of shares of common stock entitled to receive payment of a dividend declared thereon, which record date shall be not more than sixty (60) days nor less than ten (10) days prior to the date fixed for payment of the dividend.

2.            Liquidation, Dissolution or Winding-Up and Distributions.  Subject to the provisions of law and the rights that may be granted to holders of any Preferred Stock, the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the Corporation shall be distributed ratably among the holders of the common stock.

3.            Conversion Rights.

(a)           Conversion of Nonvoting Common Stock. Upon the first to occur of the events described below (the “Conversion Events”), with respect to a share of Nonvoting Common Stock, such share of Nonvoting Common Stock shall immediately become convertible at the option of the holder thereof into one share of Common Stock. Conversion of such share of Nonvoting Common Stock shall be effected by surrender of such holder’s certificate, or evidence of ownership if such shares are uncertificated, representing such share of Nonvoting Common Stock accompanied by a written notice from such holder addressed to the Corporation requesting the conversion. Upon conversion, holders of converted shares of Nonvoting Common Stock will be issued certificates, or evidence of ownership of such shares are uncertificated, representing the full shares of Common Stock to which they are entitled. A Conversion Event with respect to a share of Nonvoting Common Stock is (i) conversion at the discretion of any holder; provided, however, that if the holder is Thermo (as defined in Article Sixth), Thermo may not covert any share of Nonvoting Common Stock if such conversion would cause Thermo to own directly or indirectly Voting Stock (as defined in the First Supplemental Indenture dated as of April 15, 2008 relating to the Corporation’s 5.75% Convertible Senior Notes due 2028) representing 70% or more of the total voting power of all outstanding Voting Stock of the Corporation, (ii) the transfer (or, in the case of a transfer pursuant to a registration statement filed with the Securities and Exchange Commission or Rule 144 under the Securities Act of 1933, as amended, the proposed transfer) of such share of Nonvoting Common Stock by the holder thereof to any transferee other than Thermo (as defined in Article Sixth), (iii) the merger or consolidation of the Corporation with or into any other corporation (except a subsidiary of the Corporation or of Thermo) or (iv) the sale of all or substantially all of the Corporation’s assets.

(b)           No Reissue. Shares of Nonvoting Common Stock that are exchanged for shares of Common Stock as provided in this Article Fourth shall not be reissued.

(c)           No Charge. The issuance of certificates or other means of evidencing shares of Common Stock upon conversion of shares of Nonvoting Common Stock shall be made without charge to the holders of such shares for any issue tax in respect thereof, or other cost incurred by the Corporation in connection with such conversion; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involving the issue and delivery of any certificate in a name other than that of the holder or former holder of the shares of Nonvoting Common Stock so exchanged.

(d)           Reservation. The Corporation will at all times reserve and keep available, out of its authorized but unissued shares or its treasury, shares of Common Stock solely for the purpose of issue upon conversion of the shares of Nonvoting Common Stock, as herein provided, such number of shares of Common Stock as shall be issuable (irrespective of the occurrence or nonoccurrence of any contingency) upon a conversionof all outstanding shares of Nonvoting Common Stock. The shares of Common Stock so issuable shall be, when so issued, duly authorized and validly issued and will be fully paid and nonassessable.

4.            Stock Dividends and Splits; Adjustments etc. If the Corporation shall in any manner subdivide or combine the outstanding shares of Common Stock or Nonvoting Common Stock, as the case may be, the outstanding shares of Nonvoting Common Stock, Common Stock or common stock underlying any convertible Preferred Stock, as the case may require, shall be proportionately subdivided or combined, as the case may be.  If the Corporation issues any stock dividends on the outstanding shares of Common Stock, the outstanding shares of Nonvoting Common Stock shall receive an identical dividend in shares of Nonvoting Common Stock.

5.            Voting Rights.

(a)           In General. The holders of outstanding shares of Common Stock shall have the right to vote on all matters submitted to the stockholders of the Corporation. Except as otherwise provided by law or in this paragraph, holders of shares of Nonvoting Common Stock shall not have any right to vote on any election or removal of directors of the Corporation, and the shares of Nonvoting Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters. Holders of shares of Nonvoting Common Stock, together with holders of shares of Common Stock (considered for this purpose as one class), shall be entitled to one vote per share on any matter then requiring approval of the stockholders of the Corporation under Delaware law.

(b)           Procedures at Meetings. At every meeting with respect to matters on which the holders of outstanding shares of Common Stock are entitled to vote, the holders of outstanding shares of Common Stock shall be entitled to one vote per share. At every meeting with respect to matters on which the holders of outstanding shares of Nonvoting Common Stock are entitled to vote as provided herein or by law, the holders of outstanding shares of Nonvoting Common Stock shall be entitled to one vote per share.

B.   SERIES A CONVERTIBLE PREFERRED STOCK

1.            Designation, Amount and Par Value. The following series of preferred stock shall be designated as the Corporation’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”), and the number of shares so designated shall be one. Each share of Series A Preferred Stock shall have a par value of $0.0001 per share.

2.            Definitions. In addition to the terms defined elsewhere in this Amended and Restated Certificate of Incorporation, as amended, the following terms have the meanings indicated:

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

“Bankruptcy Event” means any of the following events: (a) the Corporation or a Subsidiary of the Corporation commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Subsidiary thereof; (b) there is commenced against the Corporation or any Subsidiary any such case or proceeding that is not dismissed within sixty (60) days after commencement; (c) the Corporation or any Subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) days; (e) the Corporation or any Subsidiary makes a general assignment for the benefit of creditors; (f) the Corporation or any Subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Corporation or any Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Corporation or any Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day other than Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in The State of New York are authorized or required by law or other governmental action to close.

“Common Stock” means the common stock of the Corporation, par value $0.0001 per share, and any securities into which such common stock may hereafter be reclassified; provided, however, that Common Stock does not include Nonvoting Common Stock.

“Conversion Agreement” means the Conversion Agreement, dated as of June 19, 2009, among the Corporation and Thermo Funding Company LLC, as amended from time to time.

“Conversion Notice” has the meaning set forth in Section 7(a).

“Conversion Shares” means 126,174,034 shares of Common Stock, or such combination of Common Stock and Nonvoting Common Stock required to remain below the Maximum Percentage.

“Equity Conditions” means, with respect to a specified issuance of Common Stock, that each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance; (ii) no Bankruptcy Event has occurred; and (iii) the conversion of the Series A Preferred Stock is permitted by the Trading Market and all other applicable laws, rules and regulations.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fundamental Transaction” means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the date of the Conversion Agreement by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than fifty percent (50%) of the voting rights or voting equity interests in the Corporation (excluding Thermo Funding Company LLC and its Affiliates); (ii) a merger or consolidation of the Corporation or any Subsidiary or a sale of all or substantially all of the assets of the Corporation in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Corporation’s securities prior to the first such transaction continue to hold at least half of the voting rights or voting equity interests in of the surviving entity or acquirer of such assets; (iii) a recapitalization, reorganization or other transaction involving the Corporation or any Subsidiary that constitutes or results in a transfer of more than one half of the voting rights or voting equity interests in the Corporation; (iv) consummation of a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act with respect to the Corporation; (v) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of more than fifty percent (50%) of the outstanding Common Stock tender or exchange their shares for other securities, cash or property (excluding Thermo Funding Company LLC and its Affiliates); or (vi) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

“Holder” means any holder of Series A Preferred Stock.

“Junior Securities” means the Common Stock, the Nonvoting Common Stock and all other equity of the Corporation that by their terms rank junior to the Series A Preferred Stock as to dividends and/or upon liquidation.

“Liquidation Event” means any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary.

“Nonvoting Common Stock” means any class of nonvoting common stock of the Corporation approved by the Board of Directors of the Corporation and for which Stockholder Approval is obtained, and any securities into which such nonvoting common stock may hereafter be reclassified.

“Original Issue Date” means the date of the first issuance of any shares of the Series A Preferred Stock, regardless of the number of transfers of any particular shares of Series A Preferred Stock and regardless of the number of certificates that may be issued to evidence shares of Series A Preferred Stock.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission having substantially the same effect as such Rule.

“Series A Preferred Stock” has the meaning set forth in Section 1.

“Securities Act” means the Securities Act of 1933, as amended.

“Stockholder Approval” means the approval by the holders of a majority of the Company’s Common Stock of an amendment to the Amended and Restated Certificate of Incorporation of the Corporation creating a class of Non-Voting Common Stock with number and terms designated by the Corporation’s Board of Directors in accordance with Delaware General Corporation Law and the rules of the Nasdaq Stock Market, as applicable.

“Subsidiary” means any “significant subsidiary” of the Corporation as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed or quoted on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not listed or quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Underlying Shares” means the shares of Common Stock or Nonvoting Common Stock issuable upon conversion of the shares of Series A Preferred Stock.

3.            Dividends. The Holders of the shares of Series A Preferred Stock shall be entitled to receive dividends (“Dividends”) at the same rate, if any, paid to the holders of common stock.

4.            Registration of Issuance and Ownership of Series A Preferred Stock. The Corporation shall register the issuance and ownership of shares of the Series A Preferred Stock, upon records to be maintained by the Corporation or its Transfer Agent for that purpose (the “Series A Preferred Stock Register”), in the name of the record Holders thereof from time to time. The Corporation may deem and treat the registered Holder of shares of Series A Preferred Stock as the absolute owner thereof for the purpose of any conversion hereof or any distribution to such Holder, and for all other purposes, absent actual notice to the contrary.

5.            Registration of Transfers. The Corporation shall register the transfer of any shares of Series A Preferred Stock in the Series A Preferred Stock Register, upon surrender of certificates evidencing such Shares to the Corporation at its address specified herein. Upon any such registration or transfer, a new certificate evidencing the shares of Series A Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder.

6.            Liquidation.

(a)           In the event of any Liquidation Event, the Holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Junior Securities by reason of their ownership thereof, an amount per share in cash equal to the greater of (i) $.01, plus all declared but unpaid dividends on such Series A Preferred Stock as of the date of such event, and (ii) the amount per share that would be payable to a holder of Series A Preferred Stock had all shares of Series A Preferred Stock been converted to Underlying Shares immediately prior to such Liquidation Event (the “Series A Stock Liquidation Preference”).

(b)           After the Holders have been paid the full Series A Stock Liquidation Preference to which they are entitled, the Holders will have no right or claim to any of the assets or funds of the Corporation.

(c)           The Corporation shall provide written notice of any Liquidation Event or Fundamental Transaction to the Holder not less than fifteen (15) days prior to the payment date or effective date thereof, provided that such information shall be made known to the public prior to or in connection with such notice being provided to the Holder. At the request of any Holder, which must be delivered prior to the effective date of a Fundamental Transaction (or, if later, within five (5) Trading Days after such Holder receives notice of such Fundamental Transaction from the Corporation), such Fundamental Transaction will be treated as a Liquidation Event with respect to such Holder for the purposes of this Section 6.

(d)           In the event that, immediately prior to the closing of a Liquidation Event the cash distributions required by Section 6(a) have not been made, the Corporation shall forthwith either: (i) cause such closing to be postponed until such time as such cash distributions have been made, or (ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice by the Corporation delivered pursuant to Section 6(c).

7.            Conversion.

(a)           Conversion at Option of Holder. At the option of any Holder, the share of Series A Preferred Stock held by such Holder may be converted into the Conversion Shares. Subject to the limitations set forth in Section 7(b) and Section 7(c), a Holder may convert shares of Series A Preferred Stock into Common Stock pursuant to this paragraph at any time and from time to time after the Original Issue Date, by delivering to the Corporation a conversion notice (the “Conversion Notice”), in the form attached hereto as Exhibit A, appropriately completed and duly signed, and the date any such Conversion Notice is delivered to the Corporation (as determined in accordance with the notice provisions hereof) is a “Conversion Date.”

(b)           Conversion Limitation. Notwithstanding anything to the contrary contained herein, the aggregate number of shares of Common Stock that may be acquired by the Holder upon any conversion of the Series A Preferred Stock shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 50% (or 70%, if such Person is Thermo Funding Company LLC) (the “Maximum Percentage”) of the total voting power of all outstanding Voting Stock of the Corporation. For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(c)           Stockholder Approval. Notwithstanding anything to the contrary contained herein, none of the shares of Series A Preferred Stock may be converted into or exchanged for shares of Common Stock or Nonvoting Common Stock until the Stockholder Approval has occurred.

8.            Mechanics of Conversion.

(a)           The number of Underlying Shares issuable upon any conversion of shares of Series A Preferred Stock hereunder shall be the Conversion Shares.

(b)           Upon conversion of any shares of Series A Preferred Stock, the Corporation shall promptly (but in no event later than three (3) Trading Days after the Conversion Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Underlying Shares issuable upon such conversion. The Holder agrees to the imprinting of a restrictive legend on any such certificate evidencing any of the Underlying Shares, until such time as the Underlying Shares are no longer required to contain such legend or any other legend. Certificates evidencing the Underlying Shares shall not be required to contain such legend or any other legend (i) while a registration statement covering the resale of the Underlying Shares is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144 if the Holder provides the Corporation with a legal opinion reasonably acceptable to the Corporation to the effect that the Underlying Shares can be sold under Rule 144, (iii) if the Underlying Shares are eligible for sale under Rule 144 without any volume limitation, or (iv) if the Holder provides the Corporation with a legal opinion reasonably acceptable to the Corporation to the effect that the legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Staff of the SEC). The Holder, or any Person so designated by the Holder to receive Underlying Shares, shall be deemed to have become holder of record of such Underlying Shares as of the Conversion Date. If the shares are then not required to bear a restrictive legend, the Corporation shall, upon request of the Holder, deliver Underlying Shares hereunder electronically through The Depository Trust Corporation (“DTC”) or another established clearing corporation performing similar functions, and shall credit the number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission System.

(c)           A Holder shall deliver the original certificate(s) evidencing the Series A Preferred Stock being converted in connection with the conversion of such Series A Preferred Stock. Upon surrender of a certificate following one or more partial conversions, the Corporation shall promptly deliver to the Holder a new certificate representing the remaining shares of Series A Preferred Stock.

(d)           The Corporation’s obligations to issue and deliver Underlying Shares upon conversion of Series A Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by any Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by any Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by any Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to any Holder in connection with the issuance of such Underlying Shares.

9.            Voting Rights. Except as provided in Section 7(b) or otherwise provided herein or as required by applicable law, the Holders of the Series A Preferred Stock shall be entitled to vote on all matters on which holders of Common Stock are entitled to vote, including, without limitation, the election of directors. For such purposes, each Holder shall be entitled to a number of votes in respect of the Underlying Shares owned by it equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock are convertible as of the record date for the determination of stockholders entitled to vote on such matter, or if no record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise provided herein, in any relevant agreement or as required by applicable law, the holders of the Series A Preferred Stock and Common Stock, respectively, shall vote together as a single class on all matters submitted to a vote or consent of stockholders; provided that so long as any Underlying Shares are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the Underlying Shares then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate of Designation (whether by merger, reorganization, consolidation or otherwise), (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation Event or Fundamental Transaction senior to or pari passu with the Series A Preferred

Stock, (c) amend its certificate of incorporation or other charter documents so as to affect adversely any rights of the Holders (whether by merger, reorganization, consolidation or otherwise), (d) increase the authorized number of shares of Series A Preferred Stock, (e) pay or declare any dividend or make any distribution on any Junior Securities, except pro rata stock dividends on the Common Stock payable in additional shares of Common Stock, or (f) enter into any agreement with respect to the foregoing.

10.          Priority. The Series A Preferred Stock, whether now or hereafter issued, shall, with respect to rights on liquidation, winding up or dissolution, whether voluntary or involuntary, rank senior to the Common Stock of the Corporation and to any other series of Preferred Stock established hereafter by the Board of Directors the terms of which shall specifically provide that such series shall rank junior to the Series A Preferred Stock with respect to rights on liquidation, winding up or dissolution. The Corporation shall not, without the prior approval of Holders of the shares of Series A Preferred Stock then outstanding, voting as a separate class, issue any additional shares of the Series A Preferred Stock, or create any other class or series of capital stock that ranks senior to or on a parity with the Series A Preferred Stock.

11.          Charges, Taxes and Expenses. Issuance of certificates for shares of Series A Preferred Stock and for Underlying Shares issued on conversion of (or otherwise in respect of) the Series A Preferred Stock shall be made without charge to the Holders for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring the Series A Preferred Stock or receiving Underlying Shares in respect of the Series A Preferred Stock.

12.          Replacement Certificates. If any certificate evidencing Series A Preferred Stock or Underlying Shares is mutilated, lost, stolen or destroyed, or a Holder fails to deliver such certificate as may otherwise be provided herein, the Corporation shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution for such certificate, a new certificate, but only upon receipt of evidence reasonably satisfactory to the Corporation of such loss, theft or destruction (in such case) and, in each case, customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.

13.          Reservation of Underlying Shares. The Corporation covenants that it shall at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock or Nonvoting Common Stock (after receipt of Stockholder Approval), solely for the purpose of enabling it to issue Underlying Shares as required hereunder, the number of Underlying Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) all outstanding Series A Preferred Stock, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder. The Corporation covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Corporation covenants that it shall use its reasonable efforts to satisfy each of the Equity Conditions. The Corporation has reserved, or after Stockholder Approval of the Nonvoting Common Stock, will reserve, from its duly authorized capital stock the maximum number of shares of Common Stock and Nonvoting Common Stock issuable upon conversion of the Series A Preferred Stock.

14.          Fractional Shares. The Corporation is permitted but not be required to issue or cause to be issued fractional shares of Common Stock or Nonvoting Common Stock on conversion of Series A Preferred Stock. If any fractional share of a Common Stock or Nonvoting Common Stock would, except for the provisions of this Section, be issuable upon conversion of Series A Preferred Stock, the number of shares of Common Stock or Nonvoting Common Stock to be issued may be rounded up to the nearest whole share.

15.          Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 4:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 4:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Corporation, to 461 South Milpitas Boulevard, Bldg 5, Milpitas, CA 95035, Attention: Chief Financial Officer, or (ii) if to a Holder, to the address or facsimile number appearing on the Corporation’s stockholder records or such other address or facsimile number as such Holder may provide to the Corporation in accordance with this Section.

16.          Miscellaneous.

(a)           The headings herein are for convenience only and shall not be deemed to limit or affect any of the provisions hereof.

(b)           No provision of the terms of the Series A Preferred Stock may be amended, except in a written instrument signed by the Corporation and Holders of at least a majority of the shares of Series A Preferred Stock then outstanding. Any of the rights of the Holders of Series A Preferred Stock set forth herein, including any Equity Conditions or any other similar conditions for the Holders’ benefit, may be waived by the affirmative vote of Holders of at least a majority of the shares of Series A Preferred Stock then outstanding. No waiver of any default with respect to any provision, condition or requirement of the Series A Preferred Stock shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Proxy — GLOBALSTAR, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 23, 2009

The undersigned hereby appoints William F. Adler and Fuad Ahmad, and each of them, as proxies for the undersigned, each with the power to appoint his substitute, and hereby authorizes them to attend the Annual Meeting of Stockholders of Globalstar, Inc. (the “Annual Meeting”) to be held at 461 S. Milpitas Blvd., Milpitas, California 95035 on Wednesday, September 23, 2009 at 10:00 a.m., Pacific Time, and at any adjournments or postponements thereof, to vote, as designated on the reverse side, all of the shares that the undersigned is entitled to vote at the Annual Meeting and otherwise to represent the undersigned with all of the powers the undersigned would possess if personally present at the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and revokes any proxy heretofore given with respect to the Annual Meeting.

Directions to the meeting may be obtained by calling (408) 933-4006.

The proxy statement and annual report are available at www.globalstar.com.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE WITH RESPECT TO THE ELECTION OF UP TO TWO INDIVIDUALS AS CLASS C DIRECTORS WHERE ONE OR MORE NOMINEES ARE UNABLE TO SERVE, OR FOR GOOD CAUSE WILL NOT SERVE, AND WITH RESPECT TO MATTERS INCIDENTAL TO THE CONDUCT OF THE ANNUAL MEETING.

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY.

THIS PROXY IS CONTINUED ON REVERSE SIDE

		C123456789

MR A SAMPLE	000004	000000000.000000 ext 000000000.000000 ext

DESIGNATION (IF ANY)		000000000.000000 ext 000000000.000000 ext

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR

1.	Election of Class C Directors:*	For	Withhold

	01 — Peter J. Dalton	☐	☐

	02 — William A. Hasler	☐	☐

	03-James Monroe III	☐	☐

*To serve for a three-year term and until their respective successors are duly elected and qualified:

		For	Against	Abstain

2.	To approve Amendment #1 to the Amended and Restated Certificate of Incorporation to authorize an additional 200,000,000 shares of common stock and create a new class of nonvoting common stock.	☐	☐	☐

B  Non-Voting Items

Change of Address — Please print new address below.

C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a company or partnership, please sign in full company or partnership name by a duly authorized officer or partner.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.		Signature 2 — Please keep signature within the box.

/ /

	C 1234567890	JNT	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE
			140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
			MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
	21AV	0134931	MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#>   00PZZB

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.